Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS MULTI-YEAR RENEWAL AGREEMENT
WITH LEADING HOME FURNISHINGS RETAILER CRATE AND BARREL
Crate and Barrel Credit Card Offers Customers Rewards Across Family of Brands

DALLAS, Oct. 11, 2012 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a multi-year renewal agreement to continue providing the private label credit card program for multichannel home furnishings retailer Crate and Barrel. With headquarters in Northbrook, Illinois, near Chicago, the privately held company was founded in 1962 and has retail operations in the United States and Canada. The company’s family of brands also includes CB2, a modern home furnishings destination and The Land of Nod, a retailer specializing in children’s furniture and toys.

This year, in partnership with Alliance Data, Crate and Barrel introduced a rewards-based credit card that allows customers to earn rewards across all three brands – Crate and Barrel, CB2 and The Land of Nod. For every $200 spent at Crate and Barrel, CB2 or The Land of Nod, customers will receive a $10 reward that can be used at any of the three brands.  In addition to rewards, the program provides cardholders special financing and access to other exclusive cardholder offers. Alliance Data will support Crate and Barrel with new card issuance and ongoing marketing programs targeted at cardholders in order to help the company grow and retain a strong, loyal customer base. “We are excited to continue to evolve the Crate and Barrel credit card by rewarding our best customers for their loyalty,” said Jennifer Olsen, chief marketing officer of Crate and Barrel.

“As the economy continues to improve, we know consumers are spending more on home furnishings and accessories—seeking new styles, colors and designs for their homes. Our goal is to help Crate and Barrel be that destination of choice for their cardholders,” added Melisa Miller, president of Alliance Data Retail Services. “We are thrilled to have the opportunity to help expand the Crate and Barrel brand by delivering a marketing-driven credit and loyalty solution we’re confident will help bring their cardholders back to their stores again and again, growing their business for years to come.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand its customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Crate and Barrel
Working directly with European ateliers and factories to import their products, Crate and Barrel was among the first retailers to make contemporary tabletop and kitchenwares affordable to American consumers. Now in its 50th year, Crate and Barrel is a multi-channel family of brands and an internationally recognized industry leader, known for exclusive housewares and furniture designs, excellent value and superb customer service. To learn more about Crate and Barrel, visit www.crateandbarrel.com.

 About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data's Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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